                    AMENDMENT No. 2 TO DECLARATION OF TRUST

                                      OF

                             PACIFIC CAPITAL FUNDS
                            As of December 5, 1994

      The undersigned, constituting a majority of the Trustees of Pacific Capital Funds (hereinafter referred to as the ("Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DO HEREBY CERTIFY, pursuant to the authority conferred on the Trustees of the Trust by Sections 3.1, 6.2, 6.9 and 9.3 of the Declaration of Trust dated as of October 30, 1992, as amended to date (the "Declaration of Trust") and by resolutions adopted by the affirmative vote of a majority of the Trustees at regular meetings held on June 20, 1994 and December 5, 1994, attached as Exhibit A hereto, that:

            1. page 18 of the Declaration of Trust is hereby amended to delete the name "Income Stock Series" therefrom and substitute therefore the name
                  "Growth and Income Series"; and

            2. there is hereby established one additional series of shares of the Trust which shall be designated the "New Asia Growth Series". The New Asia Growth Series shall have all of the rights and preferences with respect to series of shares of the Trust set forth in the Declaration of Trust.

            IN WITNESS WHEREOF, the undersigned have set their hands this 5th day of December, 1994.


                                           /s/ Stephen G. Mintos
                                          ------------------------------------
                                          Stephen G. Mintos


                                           /s/ Douglas Philpotts
                                          ------------------------------------
                                          Douglas Philpotts



                                           /s/ Richard W. Gushman II
                                          ------------------------------------
                                          Richard W. Gushman II


                                           /s/ Stanley W. Hong
                                          ------------------------------------
                                          Stanley W. Hong


                                           /s/ Deborah G. Patterson
                                          ------------------------------------
                                          Deborah G. Patterson


                                           /s/ Russell Okata
                                          ------------------------------------
                                          Russell Okata


                                           /s/ Oswald K. Stender
                                          ------------------------------------
                                          Oswald K. Stender


                                          ____________________________________
                                          Thelma Zen

                                                                       EXHIBIT A

                             PACIFIC CAPITAL FUNDS

                      Resolution of the Board of Trustees
                  at a regular meeting held on June 20, 1994

            RESOLVED, that the Trustees hereby determine that it is desirable to establish an additional investment series (the "Additional Fund") of the Pacific Capital Funds (the "Trust"), and that the proper officers of Trust be, and they hereby are, authorized to file all such documents and reports, including any necessary filings or amendments to the Trust's Declaration of Trust, or to the Trust's registration statement on Form N-1A, with the SEC or any state securities commissions and to do all such other acts and things as they or any of them deem necessary or desirable to effectuate the establishment of the Additional Fund.

                  Resolution of the Board of Trustees at a regular meeting held on December 5, 1994

      RESOLVED, that the name of the Income Stock Fund be changed to the Growth and Income Fund; and

      FURTHER RESOLVED, that the appropriate Officers of the Trust be, and each of them hereby is, authorized and directed to execute and deliver any and all instruments, certificates or other documents, including an amendment to the Declaration of Trust of Pacific Capital, and to take such other actions as they deem necessary, advisable, or appropriate to carry out the purpose and intent of the foregoing resolutions, and the execution by any such Officer of any document or the performing by any such Officer of any act or thing in connection with the foregoing matters shall conclusively establish such authority from the Trust and the approval and ratification of the Trust of the documents so executed and the actions so taken.

                                ACKNOWLEDGMENT


STATE OF CALIFORNIA    )
                       )  SS.
COUNTY OF RIVERSIDE    )

                                                      December 5, 1994

            Then personally appeared Stephen G. Mintos, Douglas Philpotts, Richard W. Gushman II, Stanley W. Hong, Deborah G. Patterson, Russell Okata and Oswald K. Stender each of which acknowledged the foregoing act to be his or her free act and deed.


            Before me,                           /s/ Barbara D. Reynolds
            Barbara D. Reynolds                 -----------------------------
            Notary Public                       Notary Public
                                                Commission Expires: 12/27/96



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